UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 28, 2009
StemCells, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California	94304

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650.475.3100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-1.1
EX-4.1
EX-5.1
EX-99.1
EX-99.2

Item 8.01. Other Events.
     On July 18, 2008, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-151891) of StemCells, Inc. (the “Company”) filed on June 24, 2008 with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock, warrants or debt securities at an aggregate initial offering price not to exceed $100,000,000.
     On October 28, 2009, the Company entered into a placement agency agreement with Chardan Capital Markets, LLC as the exclusive placement agent, relating to the sale and issuance by the Company to certain investors (the “Purchasers”) of up to 10,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and warrants (“Warrants”) to purchase up to 4,000,000 shares of Common Stock, in the aggregate, pursuant to the terms of the placement agency agreement and the related subscription agreements. The Common Stock and Warrants will be sold in units (the “Units”), with each Unit consisting of (i) one share of the Company’s Common Stock and (ii) a warrant to purchase 0.4 of a share of Common Stock, at a purchase price of $1.25 per Unit, pursuant to the Registration Statement (the “Offering”). The Warrants will generally be exercisable for a period of five years beginning six months after the date of issuance, and will carry a price per share equal to $1.50, or 106% of the closing price of the Common Stock on October 27, 2009 as reported by NASDAQ.
     The Company anticipates raising gross proceeds of $12.5 million. The net offering proceeds to the Company from the sale of the Units, after deducting the placement agent fees and other estimated offering expenses payable by the Company, are expected to be approximately $11.9 million. The Offering is expected close on or about November 2, 2009, or on such later date as the Company and the Purchasers may agree, subject to customary closing conditions.
     In connection with the Offering, the Company is filing as exhibits to this Current Report on Form 8-K the following documents:
•	as Exhibit 1.1, the Placement Agency Agreement;

•	as Exhibit 4.1, the Form of Warrant;

•	as Exhibits 5.1 and 23.1, the legal opinion and consent of Ropes & Gray LLP relating to the shares of Common Stock and the Warrants to purchase Common Stock to be issued and sold in the Offering;

•	as Exhibit 99.1, the Form of Subscription Agreement; and

•	as Exhibit 99.2, the Press Release.
     The foregoing summary of the terms of the subscription agreement, the warrant and the placement agency agreement is subject to, and qualified in its entirety by, the form of subscription agreement, the form of warrant and the placement agency agreement, which are attached to this Current Report on Form 8-K as Exhibits 99.1, 4.1 and 1.1 respectively and are incorporated herein by reference.
     The Company’s press release announcing the Offering is filed as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement dated as of October 28, 2009, by and between StemCells, Inc. and Chardan Capital Markets, LLC as placement agent.

4.1	Form of Warrant

Exhibit No.	Description
5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Form of Subscription Agreement

99.2	Press release of StemCells, Inc. dated October 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2009	StemCells, Inc.
/s/ Ken Stratton
	Name:	Ken Stratton
	Title:	General Counsel

Exhibit Index

Exhibit
Number	Description

1.1	Placement Agency Agreement dated as of October 28, 2009, by and between StemCells, Inc. and Chardan Capital Markets, LLC as placement agent.

4.1	Form of Warrant

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Form of Subscription Agreement

99.2	Press Release of StemCells, Inc., dated October 28, 2009.